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                                                                      EXHIBIT 10


              FOURTH AMENDED AND RESTATED COMMITTED FACILITY LETTER

                                January 11, 2006

ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802
Attn: Corporate Treasurer

Ladies and Gentlemen:

          Reference is hereby made to that certain Third Amended and Restated Committed Facility Letter among the banks party thereto, LaSalle Bank National Association, as agent for such banks and yourselves dated as of December 23, 2003, as amended by that certain First Amendment to Third Amended and Restated Committed Facility Letter dated as of December 14, 2004 (together with all exhibits, schedules, attachments, appendices and amendments thereof, the "EXISTING COMMITTED FACILITY LETTER"). The parties to the Existing Committed Facility Letter desire that the Existing Committed Facility Letter be amended and restated in its entirety, without constituting a novation, all on the terms and conditions contained herein. Accordingly, in consideration of the premises and the agreements, provisions and covenants contained herein, the Existing Committed Facility Letter is hereby amended and restated in its entirety to be and to read as hereinafter set forth.

          LaSalle Bank National Association (the "AGENT" and, in its individual capacity, a "BANK") and the other Banks (as defined below) are pleased to advise ALLETE, Inc. (the "COMPANY") that the Banks (defined below) have severally approved, subject to the conditions outlined in this letter agreement (this "AGREEMENT"), a committed credit facility (the "FACILITY"). The amount available under the Facility shall not exceed at any time the aggregate sum of the Commitments (defined below) as may be increased or decreased from time to time in accordance with the terms hereof. This Facility shall terminate on the Maturity Date (defined below). The Facility shall be available under the following terms and conditions (certain capitalized terms being used and not otherwise defined as set forth in SECTION 8):

     1.   LOANS.

          The Company may from time to time before the Maturity Date borrow Eurodollar Loans, or if one or more conditions exist as set forth in Section 3(b) or Section 3(c) hereof, Prime Rate Loans. The aggregate outstanding amount of the Loans shall not at any time exceed the aggregate sum of the Commitments as increased or decreased in accordance with Section 1(d) hereof. The Company may borrow, repay and reborrow in accordance with the terms hereof.

          a.     BORROWING PROCEDURES

                 i. PRIME RATE LOANS. Each Prime Rate Loan shall be on prior telephonic notice (promptly confirmed in writing) from any Authorized Officer


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ALLETE, Inc.
January 11, 2006
Page 2

          received by the Agent not later than 11:00 a.m. (Chicago, Illinois time), on the day such Loan is to be made. Each such Notice of Borrowing shall specify (i) the borrowing date, which shall be a Banking Day, and (ii) the amount of the Loan. Each Prime Rate Loan shall be in the amount of $5,000,000 or a higher integral multiple of $1,000,000. A Prime Rate Loan shall only be available if the Agent has given written notice to the Company that one or more conditions exist as set forth in Section 3(b) or Section 3(c) hereof.

                 ii. EURODOLLAR LOANS. Each Eurodollar Loan shall be made upon at least three Banking Days' prior written or telephonic notice from any Authorized Officer received by the Agent not later than 3:00 p.m. (Chicago, Illinois time). Each such Notice of Borrowing shall specify
          (i) the borrowing date, which shall be a Banking Day, (ii) the amount of such Loan, and (iii) the Interest Period for such Loan. Each Eurodollar Loan shall be in the amount of $5,000,000 or a higher integral multiple of $1,000,000.

                 iii. The Agent shall give prompt telephonic or telecopy notice to each Bank of the contents of each Notice of Borrowing and of such Bank's share of such Loan.

                 iv. Not later than 11:00 a.m. (Chicago time) (or 1:00 p.m. (Chicago time) in the case of any Prime Rate Loan) on the date of each borrowing, each Bank participating therein shall (except as provided in subsection (v) of this Section) make available its share of such Loan, in Federal or other funds immediately available in Chicago, to the Agent at its address set forth next to its signature below. Unless the Agent is notified by a Bank that any applicable condition specified in Section 4 has not been satisfied, the Agent will make the funds so received from the Banks available to the Company by depositing such funds in the manner specified in the related Notice of Borrowing.

                 v. Unless the Agent shall have received notice from a Bank prior to the date of any borrowing that such Bank will not make available to the Agent such Bank's share of such Loan, the Agent may assume that such Bank has made such share available to the Agent on the date of such borrowing in accordance with subsection (iv) of this
          Section 1(a), and the Agent may, in reliance upon such assumption (but shall not be obligated to), make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Company severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent, at (i) in the case of the Company, a rate per annum equal to the higher of (x) the Prime Rate and (y) the interest rate applicable thereto pursuant to Section 1(b)(ii),

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ALLETE, Inc.
January 11, 2006
Page 3

          and (ii) in the case of such Bank, the Prime Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Loan for purposes of this Agreement.

          b.     INTEREST

                 i. PRIME RATE LOANS. The unpaid principal of each Prime Rate Loan shall bear interest to the Maturity Date at a rate per annum equal to the Prime Rate in effect from time to time PLUS the Applicable Margin. Accrued interest on Prime Rate Loans shall be payable quarterly on the 30th day of each December, March, June and September and on the Maturity Date.

                 ii. EURODOLLAR LOANS. The unpaid principal amount of each Eurodollar Loan shall bear interest prior to maturity at a rate per annum equal to LIBOR in effect for the Interest Period with respect to such Eurodollar Loan plus the Applicable Margin. Accrued interest on each Eurodollar Loan shall be payable on the last day of the Interest Period applicable to such Loan and, if such Interest Period shall exceed three months, at three month intervals after the date of the Eurodollar Loan.

                 iii. INTEREST AFTER MATURITY. Any principal of any Loan which is not paid when due, whether at the stated maturity, upon acceleration or otherwise, shall bear interest from and including the date such principal shall have become due to (but not including) the date of payment thereof in full at a rate per annum equal to the Prime Rate from time to time in effect PLUS the Applicable Margin PLUS 2.0% per annum (but until the end of any Interest Period for a Eurodollar Rate Loan, not less than 2.0 % in excess of the rate otherwise applicable for such Loan). After maturity, accrued interest shall be payable on demand.

                 iv. MAXIMUM RATE. In no event shall the interest rate applicable to any amount outstanding hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time. Any payment of interest or in the nature of interest in excess of such limitation shall be credited as a payment of principal unless the Company shall request the return of such amount.

                 v. METHOD OF CALCULATING INTEREST AND FEES. Interest on each Loan shall be computed on the basis of a year consisting of (i) 365/366, as applicable, days for Prime Rate Loans, and (ii) 360 days for Eurodollar Loans, and paid for actual days elapsed. Fees shall be computed on the basis of a year consisting of 360 days and paid for actual days elapsed.

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ALLETE, Inc.
January 11, 2006
Page 4

          c.     DISBURSEMENTS AND PAYMENTS

          The Agent shall transfer the proceeds of each Loan as directed by an Authorized Officer. Each Eurodollar Loan shall be payable on the earlier of the last day of the Interest Period applicable thereto or the Maturity Date. Each Prime Rate Loan shall be payable on the Maturity Date. All payments to the Banks shall be made to the Agent at LaSalle Bank National Association ABA No. 071 000 505, Account No. 1378018, reference ALLETE not later than 2:00 p.m., Chicago, Illinois time, on the date when due and shall be made in lawful money of the United States of America (in freely transferable U.S. dollars) and in immediately available funds. Any payment that shall be due on a day, which is not a Banking Day, shall be payable on the next Banking Day, subject to the definition of "Interest Period".

          d.     PREPAYMENT; COMMITMENT INCREASES AND REDUCTIONS

          The Company may prepay any Loan in whole or in part from time to time (but, if in part, in an amount not less than $1,000,000 and integral multiples of $1,000,000 in excess thereof) without premium or penalty (subject to the following paragraph) upon (i) 3 Business Days prior written notice to the Agent with respect to any Eurodollar Loan and (ii) prior written notice delivered to the Agent prior to 10:00 a.m. (Chicago, Illinois time) on the date of such prepayment with respect to any Prime Rate Loan.

          If the Company shall prepay any Loan, it shall pay to the Agent at the time of each prepayment, or at such later time designated by the Agent, any and all costs described in Section 3(g) hereof.

          The Company may permanently reduce the amount of Commitments from time to time in amounts not less than $1,000,000 and integral multiples of $1,000,000 in excess thereof without premium or penalty upon 3 Business Days prior written notice to the Agent, provided that the aggregate amount of Commitments shall not exceed the aggregate principal amount of Loans then outstanding. Any such reduction shall be applied ratably to the Commitments of the Banks and may not be reinstated.

          The initial aggregate amount of Commitments under this Agreement equals ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000). Notwithstanding the foregoing to the contrary and so long as no Event of Default exists, the Company may, upon written election delivered to Agent, permanently increase the aggregate Commitments under this facility by an amount not to exceed $50,000,000 to TWO HUNDRED MILLION DOLLARS ($200,000,000) (less the amount of any previous reductions of the Commitments pursuant to this Section 1(d)), by (a) increasing the Commitments of one or more Banks which have agreed to such increase and/or
(b) adding one or more commercial banks or other Persons as a Bank hereto (each an "ADDITIONAL BANK") with a Commitment in an amount agreed to by any such Additional Bank; PROVIDED that no Additional Bank shall be added as a party hereto without the written consent of the Agent (which shall not be unreasonably withheld) or if an Event of Default then exists. Any

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ALLETE, Inc.
January 11, 2006
Page 5

such Commitment  increases shall be in minimum  aggregate amounts of $10,000,000 and $5,000,000 multiples in excess thereof. In no event shall the aggregate Commitments exceed $200,000,000. Any increase in the aggregate Commitments pursuant to this clause (d) shall be effective three Business Days after the conditions precedent date set forth in Section 4(c) are either fully satisfied or waived by Agent in writing. The Agent shall promptly notify the Company and the Banks of any increase in the amount of the aggregate Commitments pursuant to this Section and of the Commitment of each Bank after giving effect thereto. The Company acknowledges that, in order to maintain Loans in accordance with each Bank's pro-rata share of all outstanding Loans prior to any increase in the aggregate Commitments pursuant to this Section, a reallocation of the Commitments as a result of a non-pro-rata increase in the aggregate Commitments may require prepayment of all or portions of certain Loans on the date of such increase (and any such prepayment shall be subject to the provisions of Section 3(g)).

          e.     NOTE

          The Company's obligations with respect to the Loans shall be evidenced by a note for each Bank in the form attached as EXHIBIT A (each, a "NOTE" and, collectively, the "NOTES"). The amount, the rate of interest for each Loan and the Interest Period (if applicable) shall be endorsed by the respective Bank on the schedule attached to its Note, or at any Bank's option, in its records, which schedule or records shall be conclusive, absent manifest error, PROVIDED, HOWEVER, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Company to repay all Loans made to it hereunder together with accrued interest thereon. The Company agrees to issue new notes to replace any existing Notes if requested by Agent in the event that the Commitments are increased pursuant to the terms of Section 1(d) hereof.

          f.     MATURITY

          All of the Obligations shall become due and payable on the Maturity Date (as defined below) or upon the earlier termination of this Agreement. Without limiting the foregoing, all unpaid Obligations, if not sooner declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon, shall be due and payable in full on January 11, 2011 (the "INITIAL MATURITY DATE") or, if an Extension Option has been duly and timely exercised by the Company in accordance with the terms hereof, on the applicable Extended Maturity Date (as defined below). The date when all Obligations are due and payable hereunder, whether the Initial Maturity Date, an Extended Maturity Date, by acceleration or otherwise, is referred to as the "MATURITY DATE". Until all Obligations have been fully paid and satisfied (other than contingent indemnification obligations to the extent no unsatisfied claim with respect thereto has been asserted), this Agreement shall continue in force and effect for the benefit of Agent and the Banks and Agent shall be entitled to exercise all rights and remedies available to it hereunder and under applicable laws.

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ALLETE, Inc.
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Page 6

          Provided that no Event of Default then exists, either on the date that the Company delivers an Extension Request or on the applicable Maturity Date being extended, the Company shall have the right (the "EXTENSION OPTION") to extend the term of this Agreement for two additional 12-month periods commencing, in the case of (i) the first Extension Option, on the Initial Maturity Date and ending on January 11, 2012, and (ii) the second Extension Option, beginning on January 11, 2012 and ending on January 11, 2013 (each an "EXTENDED MATURITY DATE"), upon and subject to the following terms, provisions and conditions:

          (i) the Company shall deliver an Extension Request to Agent of its election to exercise the Extension Option in a timely manner as specified in the definition of Extension Request, accompanied by a statement certifying that no Event of Default then exists;

          (ii) no condition or circumstance then exists which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Change;

          (iii) Agent shall have received notice on or before the date that is 10 Business Days prior to the then applicable anniversary of the Closing Date that Banks having Commitments in excess of 50% of the aggregate Commitments then in effect (after giving effect to any concomitant or pending increase in Commitments being made pursuant to Section 1(d)) intend to renew their respective Commitments; and

          (iv) except as expressly provided to the contrary in this Agreement, all of the other terms, provisions and conditions of this Agreement, the Note and the Loan Documents remain in full force and effect in accordance with their respective terms, including without limitation, the obligation to make monthly payments of interest at the then applicable interest rate.

          Each Bank may elect, in its sole and absolute discretion to extend its Commitment in accordance with the Extension Request of the Company. Any Bank failing to respond within 10 Business Days of receiving written notice by Agent of its receipt of an Extension Request shall be deemed to have declined and to have refused to consent to such Extension Request. If Banks (including Replacement Banks, as defined below) holding more than 50% of the aggregate amount of the renewed Commitments (after giving effect to any concomitant or pending increase in Commitments being made pursuant to Section 1(d)) consent to the Extension Request of the Company, then the then applicable Maturity Date shall be extended by one additional year in accordance with such Extension Request, but only with respect to those Banks consenting to such extension of its Commitment.

          g.     REPLACEMENT OF NON-CONSENTING BANKS.

          If any Bank declines to extend the Maturity Date in connection with its Commitment pursuant to an Extension Request made by the Company, then the Company may, at its sole expense and effort, upon notice to such Bank and the Agent, require such Bank to

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ALLETE, Inc.
January 11, 2006
Page 7

assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9(o)), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee (a "REPLACEMENT BANK") that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment), PROVIDED that:

          (i) the Company shall have paid to the Agent the assignment fee specified in Section 9(o);

          (ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3(g)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts); and

          (iii)  such assignment does not conflict with applicable law.

          A Bank shall not be required to make any such assignment or delegation if, prior thereto, such Bank consents to the Extension Request.

     2.   FEES.

          a.     CERTAIN FEES

          The Company shall pay, or cause to be paid, to the Agent certain fees set forth in the Fee Letter at the time specified in the Fee Letter for payment of such amounts.

          b.     FACILITY FEE

          The Company agrees to pay to the Banks a facility fee on the amount of the Facility (whether or not used) at a rate per annum equal to the Facility Fee Rate. Such facility fee shall be payable by the Company quarterly on the 30th day of each December, March, June and September after the date hereof and on the Maturity Date as set forth in Section 1(c) hereof.

          c.     UTILIZATION FEE

          For each day the aggregate amount of Loans outstanding exceeds 50% of the Commitments as in effect on such day, the Company agrees to pay to the Banks, in addition to any other amounts payable hereunder, a utilization fee on the aggregate outstanding amount of Loans on such date at a rate per annum equal to the Utilization Fee Rate. Such utilization fee shall be payable by the Company on the date when the next interest payment on such Loans is due in accordance with Section 1(b) hereof and on the Maturity Date as set forth in
Section 1(c) hereof.

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ALLETE, Inc.
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Page 8

     3.   ADDITIONAL PROVISIONS RELATING TO LOANS.

          a.   INCREASED COST

          The Company agrees to reimburse each Bank for any increase in the cost to such Bank of, or any reduction in the amount of any sum receivable by such Bank in respect of, making or maintaining any Eurodollar Loans (including the imposition, modification or deemed applicability of any reserves, deposits or similar requirements). The additional amount required to compensate any Bank for such increased cost or reduced amount shall be payable by the Company to such Bank within five days of the Company's receipt of written notice from such Bank specifying such increased cost or reduced amount and the amount required to compensate such Bank therefor, which notice shall, in the absence of manifest error, be conclusive and binding on the Company. In determining such additional amount, a Bank may use reasonable averaging, attribution and allocation methods.

          b.     DEPOSITS  UNAVAILABLE  OR    INTEREST   RATE   UNASCERTAINABLE;
IMPRACTICABILITY

          If the Company has notified the Agent of its intention to borrow a Eurodollar Loan for an Interest Period and the Agent or any Bank
determines (which determination shall be conclusive and binding on the Company) that:

                      (1) deposits of the necessary amount for such Interest Period are not available to such Bank in the London interbank market or, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                      (2) LIBOR will not adequately and fairly reflect the cost to the Bank of making or funding a Eurodollar Loan for such Interest Period; or

                      (3) the making or funding of Eurodollar Loans has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of the Bank, materially and adversely affects such Loans or the interbank eurodollar market;

then any notice of a Eurodollar Loan previously given by the Company and not yet borrowed shall be deemed to be a notice to make a Prime Rate Loan.

          c.     CHANGES IN LAW RENDERING EURODOLLAR LOANS UNLAWFUL

          If at any time due to the adoption of, or change in, any law, rule, regulation, treaty or directive or in the interpretation or administration thereof by any court, central bank, governmental authority or governmental agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date hereof, it shall become (or, in the good faith judgment of any Bank, raise a substantial question as to whether it
is) unlawful for such Bank to make or fund any Eurodollar Loan, Eurodollar Loans shall not be made hereunder

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ALLETE, Inc.
January 11, 2006
Page 9

for the duration of such illegality. If any such event shall make it unlawful for any Bank to continue any Eurodollar Loans previously made by it hereunder, the Company shall, after being notified by such Bank of the occurrence of such event, on such date as shall be specified in such notice, either convert such Eurodollar Loan to a Prime Rate Loan or prepay in full such Eurodollar Loan, together with accrued interest thereon, without any premium or penalty (except as provided in Section 3(g)).

          d.     DISCRETION OF THE BANKS AS TO MANNER OF FUNDING

          Each Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it sees fit; it being understood, however, that for purposes of this Note, all determinations hereunder shall be made as if such Bank had actually funded and maintained each Eurodollar Loan during the Interest Period for such Eurodollar Loan through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

          e.     TAXES

          All payments by the Company of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by each respective Bank's net income or receipts (such non-excluded items being called "TAXES"). If any withholding or deduction from any payment to be made by the Company hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will

                 i. pay directly to the relevant authority the full amount required to be so withheld or deducted;

                 ii. promptly forward to each Bank an official receipt or other documentation satisfactory to such Bank evidencing such payment to such authority; and

                 iii. pay to each Bank such additional amount or amounts as is necessary to ensure that the net amount actually received by such Bank will equal the full amount such Bank would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Bank or on any payment received by such Bank hereunder, such Bank may pay such Taxes and the Company will promptly pay such additional amount (including any penalty, interest or expense) as is necessary in order that the net amount received by such Bank after the payment of such Taxes (including any Taxes on such

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ALLETE, Inc.
January 11, 2006
Page 10

additional amount) shall equal the amount such Bank would have received had no such Taxes been asserted.

          If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to any Bank the required receipts or other required documentary evidence, the Company shall indemnify such Bank for any incremental Tax, interest, penalty or expense that may become payable by such Bank as a result of any such failure.

          f.     INCREASED CAPITAL COSTS

          If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Bank or any entity controlling any Bank, and such Bank determines (in its sole and absolute discretion) that the rate of return on its or such controlling entity's capital as a consequence of the Loans made by such Bank or the commitment hereunder is reduced to a level below that which such Bank or such controlling entity could have achieved but for the occurrence of any such circumstance, then, in any such case, upon notice from time to time by any Bank to the Company, the Company shall immediately pay directly to such Bank additional amounts sufficient to compensate such Bank or such controlling entity for such reduction in rate of return. A statement of any Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company. In determining such amount, each Bank may use reasonable averaging, attribution and allocation methods.

          g.     FUNDING LOSSES

          The Company will indemnify the Banks upon demand against any loss or expense which any Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan) as a consequence of (i) any failure of the Company to make any payment when due of any amount due hereunder, (ii) any failure of the Company to borrow a Loan on a date specified therefor in a notice thereof, or (iii) any payment (including any payment upon any Bank's acceleration of the Loans) or prepayment of any Eurodollar Loan on a date other than the last day of the Interest Period for such Loan.

     4.   CONDITIONS PRECEDENT.

          a.     INITIAL LOAN

          The obligation of each Bank to make the initial Loan shall be subject to the prior or concurrent satisfaction of each of the following conditions precedent:

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ALLETE, Inc.
January 11, 2006
Page 11

                 i. The Company shall have delivered to the Agent a certificate dated the date of the initial Loan of its Secretary or Assistant Secretary as to (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes, and each of the other Loan Documents; and (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Note and each of the Loan Documents executed by it, upon which certificate the Banks may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of the Company canceling or amending such prior certificate.

                 ii. Each Bank shall have received its respective Note duly executed and delivered by the Company.

                 iii. The Agent shall have received an opinion dated the date of the initial Loan from counsel to the Company in form satisfactory to the Agent.

          b.     EACH LOAN

          The  obligation of each Bank to make any Loan  (including  the initial
Loan) shall be subject to the following statements being true and correct before and after giving effect to such Loan: (i) the representations and warranties set forth in Section 5 shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and (ii) no Event of Default or Unmatured Event of Default shall have occurred and be continuing, PROVIDED that this subsection 4(b)(ii) shall not apply to an Event of Default occurring solely under clause (vii) of subsection 7(a) with respect to a Loan if the proceeds of such Loan will be used exclusively to repay the Company's commercial paper (and, in the event of any such Loan, the Agent may require the Company to deliver information sufficient to disburse the proceeds of such Loan directly to the holders of such commercial paper or a paying agent therefor).

          Each request for a Loan shall be deemed a representation by the Company, as to the matters set forth in this Section.

          c.     CONDITIONS PRECEDENT TO FACILITY INCREASE

          The effectiveness of any increase in the aggregate Commitments hereunder pursuant to subsection 1(d) hereof, and the ability of the Company to borrow additional Loans in accordance with any such increased Commitment are subject to the satisfaction of the following conditions (unless waived in writing by Agent and the Banks):

                 i. Agent shall have received and accepted the applicable documentation memorializing and evidencing such Commitment increases by the

ALLETE, Inc.
January 11, 2006
Page 12

          applicable Banks together with any joinders to this Agreement from Additional Banks, all in form and substance reasonably acceptable to Agent;

                 ii. This Agreement shall be amended to the extent necessary or reasonably required by Agent in connection with any such increase in Commitments;

                 iii. The Company shall have issued new or replacement Notes as may be requested by any Bank;

                 iv. The Agent shall have received such resolutions, consents and/or legal opinions of counsel to the Company as reasonably required to evidence the power and authority of the Company to incur the additional indebtedness associated with such increase in Commitments and its compliance with all corporate formalities necessary to duly effectuate the same;

                 v. No Event of Default shall exist at the time such increase is requested or otherwise would become effective; and

                 vi. Agent shall have received such other documentation and deliveries as it shall reasonably require.

     5.   REPRESENTATIONS.

          The Company represents and warrants to the Banks that:

          a.     ORGANIZATION

          It is a corporation duly organized and in good standing under the laws of its state of organization and duly qualified to do business in each jurisdiction where such qualification is necessary.

          b.     AUTHORIZATION

          The execution and delivery of this Agreement, the Note and the other Loan Documents and the performance by the Company of its obligations hereunder and thereunder are within the Company's powers and have been duly authorized by all necessary action on the Company's part, and do not and will not contravene or conflict with the Company's organizational documents or violate or constitute a default under any law, rule or regulation any presently existing requirement or restriction imposed by judicial, arbitral or other governmental instrumentality or any agreement, instrument or indenture by which the Company is bound.

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ALLETE, Inc.
January 11, 2006
Page 13

          c.     ENFORCEABILITY

          This Agreement is the Company's legal, valid and binding obligation, enforceable in accordance with its terms.

          d.     FINANCIAL STATEMENTS

          The audited financial statements of the Company as of December 31, 2004 and the interim financial statements of the Company as of September 30, 2005, copies of which have been furnished to the Agent, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial condition of the Company at the date thereof and the results of its operations for the period then ended. Since the date of such interim financial statements, there has been no Material Adverse Change.

          e.     USE OF PROCEEDS

          The Company agrees that proceeds of any Loan shall be used solely for the purpose of providing liquidity support with respect to commercial paper borrowings of the Company or for other valid general corporate purposes.

     6.   COVENANTS.

          From the date of this Agreement and thereafter until the termination of the Facility and until the Obligations are paid in full, the Company agrees that it will:

          a.     FINANCIAL INFORMATION. Furnish to the Agent:

                 i. As soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, consolidated balance sheets, statements of earnings and cash flow of the Company and its Subsidiaries, and internally prepared unaudited consolidating (A) balance sheets and (B) statements of earnings of the Company, each for such quarter and for the period commencing at the beginning of such fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Company (all of which consolidating balance sheets and consolidating statements of earnings shall be treated by the Banks as confidential information of the Company, whether or not specifically marked as such);

                 ii.  as soon as available  and in any  event  within  120  days after the end of each fiscal year of the Company, a copy of the annual audit report for such fiscal year for the Company, including consolidated balance sheets as of the end of such fiscal year and statements of earnings and cash flow for such fiscal year of the Company and its Subsidiaries, in each case certified in a manner acceptable to the Agent by independent public accountants acceptable to the Agent together

ALLETE, Inc.
January 11, 2006
Page 14

          with the internally prepared unaudited consolidating (a) balance sheets as of the end of such fiscal year, and (b) statements of earnings for the period commencing at the beginning of such fiscal year and ending with the end of such fiscal year of the Company (all of which consolidating balance sheets and statements of earnings shall be treated by the Banks as confidential information of the Company, whether or not specifically marked as such);

                 iii. upon the occurrence of a Unmatured Event of Default or Event of Default, notice of such Unmatured Event of Default or Event of Default; and

                 iv. such other information with respect to the condition or operations, financial or otherwise, of the Company as any Bank may from time to time reasonably request.

          b.     MARGIN STOCK

          Not, and not permit any Subsidiary or affiliate of the Company to, use the proceeds of any Loan, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board.

          c.     FUNDAMENTAL CHANGES.

          The Company shall maintain and preserve, and cause each Material Subsidiary to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization, and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (except in those instances in which the failure to be qualified or in good standing would not result in a Material Adverse Change) and shall not:

                 i. Enter into any transaction of merger of consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or

                 ii. Convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial portion of its business or property without the prior written consent of the Required Banks, which consent shall not be unreasonably withheld.

Notwithstanding the foregoing provisions of this subsection (c), the Company may merge or consolidate with any other Person if the Company is the surviving corporation or the surviving corporation assumes the liabilities of the Company by operation of law or otherwise.

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ALLETE, Inc.
January 11, 2006
Page 15

          d.     MAXIMUM RATIO OF FUNDED DEBT TO TOTAL CAPITAL

The Company shall at all times, measured as of the end of each fiscal quarter of the Company maintain a maximum ratio of Funded Debt to Total Capital of 0.65 to 1.0.

          e.     COMPLIANCE WITH LAWS

          The Company, its Subsidiaries and its affiliates shall comply with the requirements of all applicable laws, rules and regulations, except to the extent such Person's noncompliance could not reasonably be expected to result in a Material Adverse Change. Notwithstanding and without limiting the generality of the foregoing, none of the Company, its Subsidiaries, its affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Terrorism Law, (ii) engages in or conspires to engage in any transaction that has the purpose of evading or avoiding or is designed to evade or avoid, or attempts to violate, any of the prohibitions set forth in any Terrorism Law, or
(iii) is a Blocked Person. No such Person nor, to the knowledge of any such Person, any of its affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Terrorism Law. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, knowingly enter into any material contract with any Person who is a Blocked Person. The Company shall immediately notify Agent if it has knowledge that any affiliate thereof is or becomes a Blocked Person, or (i) is convicted on, (ii) pleads NOLO CONTENDERE to, (iii) is indicted on or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Terrorism Law.

     7.   EVENTS OF DEFAULT.

          a.     EVENTS. Each of  the  following shall  constitute  an  Event of
Default:

                 i. The Company fails to pay when due any principal of, or interest on, any Loan or any other amount payable hereunder or under any Note;

ALLETE, Inc.
January 11, 2006
Page 16

                 ii. Any material representation or warranty of the Company made or deemed made hereunder or under any other writing or certificate furnished by or on behalf of the Company to the Agent for the purposes of or in connection with this Agreement shall prove to have been false or misleading in any material respect when made or deemed made;

                 iii. The Company defaults in the due performance or observance of Section 6(b) hereof or the Company defaults in any material respect in the due performance or observance of any other agreement contained herein or in any other Loan Document and such default shall continue for 30 days after notice thereof shall have been given to the Company from the Agent;

                 iv. The maturity of any indebtedness of the Company under any agreement or obligation in an aggregate principal amount exceeding $20,000,000 shall be accelerated, or any default shall occur under one or more agreements or instruments under which such indebtedness may be issued or created and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such indebtedness or a trustee therefor to cause the acceleration of the maturity of such indebtedness or any mandatory unscheduled prepayment, purchase or funding thereof;

                 v. Judgments or orders for the payment of money in excess of $20,000,000 shall be rendered against the Company and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days:

                 vi.  The Company or any Material Subsidiary shall

                      (1) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                      (2) apply for, consent to or acquiesce in the  appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Material Subsidiary or any property thereof, or make a general assignment for the benefit of creditors;

                      (3) in the   absence   of  such   application, consent  or
                 acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any Material Subsidiary or for a substantial part of the property thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days;

                      (4) permit  or  suffer to  exist  the  commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any Material

ALLETE, Inc.
January 11, 2006
Page 17

                 Subsidiary and, if any such case or proceeding is not commenced by the Company or such Material Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Company or such Material Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or

                      (5) take any action authorizing, or in furtherance of, any of the foregoing; or

                 vii. any Material Adverse Change shall have occurred.

          b.     REMEDIES

          Upon the occurrence of an Event of Default under Section 7(a)(vi), the commitment of the Banks to make Loans shall be terminated and the Notes and all other obligations hereunder shall become immediately due and payable in full; and upon the occurrence of any other Event of Default, the commitment of the Banks to make Loans may be terminated by the Banks and the Agent may declare the Notes and the principal of and accrued interest on each Loan, and all other amounts payable hereunder, to be forthwith due and payable in full.

     8.   DEFINITIONS.

          As used in this Agreement:

          "AGENT" means LaSalle Bank National Association, in its capacity as Agent for the Banks hereunder, and its successors in such capacity.

          "APPLICABLE MARGIN" means (i) with respect to Eurodollar Loans, (a) 0.285% per annum for any day Level I Status exists; (b) 0.375% per annum for any day Level II Status exists; (c) 0.450% per annum for any day Level III Status exists; (d) 0.600% per annum for any day Level IV Status exists; (e) 0.825% per annum for any day Level V Status exists, and (f) 1.025% per annum for any day Level VI Status exists; and (ii) with respect to Prime Rate Loans, (a) 0.000% per annum for any day Level I Status exists; (b) 0.000% per annum for any day Level II Status exists; (c) 0.000% per annum for any day Level III Status exists; (d) 0.500% per annum for any day Level IV Status exists; (e) 0.750% per annum for any day Level V Status exists; and (f) 1.500% per annum for any day Level VI Status exists.

          "AUTHORIZED OFFICER" means each officer or employee of the Company who is authorized to request Loans, to confirm in writing any such request and to agree to rates of interest, as set forth on the schedule of Authorized Officers most recently delivered by the Company to the Agent.

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ALLETE, Inc.
January 11, 2006
Page 18

          "BANK" means each bank listed on the signature page hereof, or which subsequently becomes a party hereto by execution of a Joinder Agreement, and its successors and assigns.

          "BANKING DAY" means any day other than a Saturday, Sunday or other day on which the Banks are required or permitted to close in Chicago and, with respect to Eurodollar Loans on which dealings in Dollars are carried on in the London interbank market.

          "BLOCKED PERSON" means any Person: (i) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) a Person with which any Bank is prohibited from dealing or otherwise engaging in any transaction by any Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224 Executive Order No. 13224 (September 23, 2001) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), any related enabling legislation or any other similar Executive Orders related thereto; or (v) a Person that is named a "specially designated national" or "blocked person" on the most current list published by OFAC or other similar list.

          "CLOSING DATE" means January 11, 2006.

          "COMMITMENT" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, or on a Joinder Agreement, as applicable.

          "EURODOLLAR LOAN" means any Loan which bears interest at a rate determined with reference to LIBOR (plus the Applicable Margin).

          "EVENT OF DEFAULT" means an event described in Section 7(a).

          "EXTENSION REQUEST" means an request made by the Company, in writing, to the Agent to extend the then applicable Maturity Date for an additional period of one year, such request to be made by Borrower on or before 45 days prior to the next occurring anniversary of the Closing Date but not earlier than 90 days prior to such Closing Date anniversary and in any event prior to 365 days before the Maturity Date being extended, and which request shall be irrevocable once made but may be consented to by each Bank in its sole and absolute discretion and which may be subject to such further conditions, credit approval procedures, documentation requirements and due diligence as such Bank may require in its sole and absolute discretion. An Extension Request, in and of itself, shall not be deemed an agreement or commitment by the Company to any additional or different terms upon which any extension is conditioned by any Bank.

          "FACILITY" has the meaning set forth in the initial paragraph of this Agreement.

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ALLETE, Inc.
January 11, 2006
Page 19

          "FACILITY FEE RATE" means a rate equal to (i) 0.090% per annum for any day Level I Status exists; (ii) 0.100% per annum for any day Level II Status exists; (iii) 0.125% per annum for any day Level III Status exists; (iv) 0.150% per annum for any day Level IV Status exists; (v) 0.175% per annum for any day Level V Status exists; and (vi) 0.225% per annum for any day Level VI Status exists

          "FEDERAL FUNDS RATE" means, the per annum rate at which overnight federal funds are from time to time offered to the Agent by any bank in the interbank market, as stated by the Agent.

          "FEE LETTER" means that certain letter between the Borrower and LaSalle Bank National Association and its affiliates relating to certain fees to be paid by the Borrower to, and solely for the account of, LaSalle Bank National Association and its affiliates, as such letter may from time to time be amended.

          "FUNDED DEBT" means, for any entity on a consolidated basis (without duplication): (i) all indebtedness of such entity for borrowed money; (ii) the deferred and unpaid balance of the purchase price owing by such entity on account of any assets or services purchased (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 180 days unless being contested in good faith) if such purchase price is (A) due more than nine months from the date of incurrence of the obligation in respect thereof or (B) evidenced by a note or a similar written instrument; (iii) all capitalized lease obligations; (iv) all indebtedness secured by a Lien on any property owned by such entity, whether or not such indebtedness has been assumed by such entity or is nonrecourse to such entity; (v) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than such notes or drafts from the deferred purchase price of assets or services to the extent such purchase price is excluded from clause (ii) above); (vi) indebtedness evidenced by bonds, notes or similar written instrument; (vii) the face amount of all letters of credit and bankers' acceptances issued for the account of such entity, and without duplication, all drafts drawn thereunder (other than such letters of credit, bankers' acceptances and drafts for the deferred purchase price of assets or services to the extent such purchase price is under interest rate agreements or currency agreements); (viii) guaranty obligations of such entity with respect to indebtedness for borrowed money of another entity (including affiliates) in excess of $25,000,000 in the aggregate; provided, however, that in no event shall any calculation of Funded Debt include
(a) deferred taxes, (b) securitized trade receivables, (c) deferred credits including regulatory assets and contributions in aid of construction, (d) the lease obligations for Lake Superior Paper, Inc. relating to paper mill equipment as provided for under an operating lease extending to 2012 or (e) 75% of the indebtedness associated with Square Butte.

          "GAAP" means generally accepted accounting principles as in effect in the United States from time to time, applied by the Company and any Material Subsidiary on a basis consistent with the preparation of the Company's financial statements furnished to the Agent.

ALLETE, Inc.
January 11, 2006
Page 20

          "INTEREST PERIOD" means for any Eurodollar Loan, a period of one, two, three or six months, as designated by the Company, in each case commencing on the date of such Loan. Each Interest Period that would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day unless such next Banking Day would be the first Banking Day in the next calendar month, in which case such Interest Period shall end on the preceding Banking Day. Any Interest Period for a Eurodollar Loan which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of the calendar month at the end of such Interest Period. No Interest Period shall extend beyond the Maturity Date, and in such case, the Maturity Date shall be deemed the end of the Interest Period.

          "JOINDER AGREEMENT" means a joinder agreement in the form attached hereto as Exhibit "B."

          "LEVEL I STATUS" means, subject to Section 9(r) hereof, the S&P Rating is A- or higher and the Moody's Rating is A3 or higher.

          "LEVEL II  STATUS"  means,  subject to Section  9(r)  hereof,  Level I
Status does not exist, but the S&P Rating is BBB+ or higher and the Moody's Rating is Baa1 or higher.

          "LEVEL III STATUS" means, subject to Section 9(r) hereof, neither Level I Status nor Level II Status exists, but the S&P Rating is BBB or higher and the Moody's rating is Baa2 or higher.

          "LEVEL IV STATUS" means, subject to Section 9(r) hereof, none of Level I Status, Level II Status nor Level III Status exists, but the S&P Rating is BBB- or higher and the Moody's Rating is Baa3 or higher.

          "LEVEL V STATUS" means, subject to Section 9(r) hereof, none of Level I Status, Level II Status, Level III Status nor Level IV Status exists, but the S&P Rating is BB+ or higher and the Moody's Rating is Ba1 or higher.

          "LEVEL VI STATUS" means, subject to Section 9(r) hereof, none of Level I Status, Level II Status, Level III Status, Level IV Status nor Level V Status exists.

          "LIBOR" means a rate of interest equal to the per annum rate of interest at which United States dollar deposits in an amount comparable to the principal balance of the Eurodollar Loan to be made by the Agent in its capacity as a Bank and for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 a.m. (London time) two Business Days prior to the commencement of each Interest Period, as displayed in the Bloomberg Financial Markets system, or other authoritative source selected by the Agent in its reasonable discretion, divided by a number determined by subtracting from 1.00 the maximum reserve percentage for determining reserves to be maintained by member banks of the Federal

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ALLETE, Inc.
January 11, 2006
Page 21

Reserve System for Eurocurrency liabilities, such rate to remain fixed for such Interest Period. The Agent's determination of LIBOR shall be conclusive, absent manifest error.

          "LOAN" means a loan made pursuant to Section 1.

          "LOAN DOCUMENTS" means this Agreement, the Notes and each other agreement, document or instrument delivered in connection with this Agreement.

          "MATERIAL ADVERSE CHANGE" means any change in the business, organization, assets, properties or condition (financial or other) of the Company which could materially and adversely affect the Company's ability to perform hereunder including, without limitation, representations, warranties, covenants and payment of Obligations.

          "MATERIAL SUBSIDIARY" means a Subsidiary of the Company which owns or holds, directly or indirectly, assets accounting for 10% or more of the aggregate, consolidated assets of the Company, as indicated on the most recent consolidating balance sheets delivered to Agent pursuant to Section 6(a) hereof, and which shall include, without limitation, ALLETE Properties, LLC but shall exclude ALLETE Water Services, Inc.

          "MOODY'S RATING" means the rating assigned by Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Company (or if neither Moody's Investors Service, Inc. nor any such successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the U.S. as mutually agreed between the Agent and the Company). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Moody's Investors Service, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

          "NOTE" has the meaning set forth in Section 1.5.

          "NOTICE OF BORROWING" means a notice from the Company to the Agent requesting the making of a Loan and which is delivered pursuant to Section 1(a)(i) or Section 1(a)(ii) hereof.

          "OBLIGATIONS" means all obligations (monetary or otherwise) of the Company arising under or in connection with this Agreement, the Notes and each of the other Loan Documents.

          "OFAC" means the U.S. Department of Treasury Office of Foreign Assets Control.

          "PATRIOT ACT" means USA Patriot Act, Title III of Pub. L. 107-56 ("Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct

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ALLETE, Inc.
January 11, 2006
Page 22

Terrorism Act of 2001), signed into law October 26, 2001, together with all regulations promulgated pursuant thereto.

          "PRIME RATE" means a floating rate of interest equal to the higher (redetermined daily) of (i) the per annum rate of interest announced by the Agent from time to time at its principal office in Chicago as its prime rate for Dollar loans or (ii) the Federal Funds Rate plus 0.5%. (The "prime rate" is set by the Agent based upon various factors and is used as a reference point for pricing some loans. It is not necessarily the best rate available to the Agent's customers at any point in time.)

          "PRIME RATE LOAN" means any Loan which bears interest at a rate determined by reference to the Prime Rate.

          "REQUIRED BANKS" means, at any time, Banks having at least 66-2/3% of the aggregate amount of the Commitments.

          "S&P RATING" means the rating assigned by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Company (or, if neither such division nor any successor shall be in the business of rating long-term indebtedness, a nationally recognized rating agency in the U.S. as mutually agreed between the Agent and the Company). Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. (or such a successor) and shall be deemed to refer to the equivalent rating if such rating system changes.

          "SUBSIDIARY" means, as to the Company, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the board of directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company.

          "TAXES" has the meaning set forth in Section 3(e).

          "TERRORISM LAWS" means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act (i.e. The Currency and Foreign Transactions Reporting Act, 31 USC ss.ss.5311-5330 and 12 USC ss.ss.1818(s), 1829(b) and 1951-1959, together with its implementing regulation, 31 CFR 103.), and the Laws administered by OFAC.

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ALLETE, Inc.
January 11, 2006
Page 23

          "TOTAL CAPITAL" means the sum of retained earnings, stockholders' equity (including preferred stock and QUIPs), all determined with respect to the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and Funded Debt.

          "UNMATURED EVENT OF DEFAULT" means an event which with notice, the lapse of time or both would constitute an Event of Default.

          "UTILIZATION FEE RATE" means a rate equal to 0.100% per annum.

     9.   GENERAL.

          a.     INSTRUCTIONS

          The Company hereby authorizes the Agent and each Bank to rely upon telephonic, written or facsimile instructions of any person identifying himself or herself as an Authorized Officer and upon any signature which the Agent or such Bank believes to be genuine, and the Company shall be bound thereby in the same manner as if such person were authorized or such signature were genuine. The Company agrees to indemnify the Agent and each Bank from and against all losses and expenses arising out of the Agent's or such Bank's reliance on said instructions or signatures.

          b.     PAYMENTS

          Payments hereunder and under the Note shall be made in immediately available funds in Dollars without off-set, counter-claim or other deduction.

          c.     COSTS

          The Company shall pay all costs of the Agent with respect to the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents, any amendments, waivers, consents or modifications with respect thereto and all costs of the Agent and each Bank in connection with the of enforcement or collection of every kind, including but not limited to all reasonable attorneys' fees, court costs and expenses incurred by the Agent or any Bank in connection with collection or protection or enforcement of any rights hereunder whether or not any lawsuit is ever filed.

          d.     INDEMNIFICATION

          In consideration of the execution and delivery of this Agreement by the Agent and each Bank and the extension of credit hereunder, the Company hereby indemnifies, exonerates and holds the Agent and each Bank and each of its respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in

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ALLETE, Inc.
January 11, 2006
Page 24

connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by the Company of any hazardous material, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment in satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          e.     NOTICES

          All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid shall be deemed given five days after mailed. Any notice sent by courier service shall be deemed given when received. Any notice, if transmitted by facsimile, shall be deemed given when transmitted.

          f.     SURVIVAL

          The Obligations of the Company under Sections 2(b), 3(a), 3(e), 3(f), 3(g), 9(c), 9(d) and 10(g) hereof shall survive any payment of the principal of and interest on the Loans and the termination of this Agreement.

          g.     COUNTERPARTS

          This Agreement may be executed in any number of separate counterparts, each of which when so executed and delivered shall be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart via facsimile or other method shall be as effective as delivery of an original executed counterpart.

          h.     AMENDMENT AND WAIVER

          Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment, waiver or modification shall, unless signed by all the Banks, (i) change the Commitment of any Bank (except for a ratable decrease in the

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ALLETE, Inc.
January 11, 2006
Page 25

Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder,
(iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement. Any waiver by the Agent or any Bank of any rights hereunder or under any other Loan Document shall not constitute a waiver of any other rights of the Agent and the Banks from time to time.

          i.     JURISDICTION

          ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE NOTE OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, ANY BANK OR THE COMPANY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES
DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY CONSENTS TO PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, THE NOTE AND EACH OTHER LOAN DOCUMENT.

          j.     WAIVER OF JURY TRIAL

          THE COMPANY, THE AGENT AND THE BANKS WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY

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ALLETE, Inc.
January 11, 2006
Page 26

RIGHTS UNDER THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT, AND THE COMPANY, THE AGENT AND THE BANKS AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

          k.     CONFIDENTIALITY

          The Company, the Agent and the Banks hereby agree and acknowledge that all information relating to the Company or any Subsidiary, which is (i) furnished by the Company to the Agent and the Banks pursuant hereto and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by the Agent and the Banks in accordance with applicable law, PROVIDED that such information and other information relating to the Company and its Subsidiaries may be distributed by the Agent and each Bank to the Agent and such Bank's respective directors, officers, employees, attorneys, affiliates, auditors and regulators (and, upon the order of any court or other governmental agency having jurisdiction over the Agent or any Bank, to any other person or entity). The provisions of this Section 9(k) shall survive the termination of this Agreement.

          Notwithstanding anything herein to the contrary, confidential "information" shall not include, and the Agent and each Bank may disclose to any and all persons, without limitation of any kind, any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Bank relating to such tax treatment and tax structure.

          l.     APPLICABLE LAW

          This Agreement, the Notes and each other Loan Document shall be governed by the internal laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

          m.     SHARING OF SET-OFFS

          Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Company other than its indebtedness under the Notes. The Company agrees, to the fullest extent

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ALLETE, Inc.
January 11, 2006
Page 27

it may effectively do so under applicable law, that each Bank and any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights under applicable law, and with respect to such holder of such a participation as fully as if such holder of a participation were a direct creditor of the Company in the amount of such participation.

          n.     PARTICIPATIONS

          Any Bank may at any time grant to one or more banks or other institutions (each a "PARTICIPANT") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Agent, such Bank shall remain solely responsible for the performance of its obligations hereunder, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement. The Company agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 3 with respect to its participating interest.

          o.     ASSIGNMENTS

          Any Bank may at any time assign to one or more banks or other financial institutions (each an "ASSIGNEE") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to a Joinder Agreement in substantially the form of Exhibit B hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company, which shall not be unreasonably withheld, and the Agent, which shall not be unreasonably withheld; PROVIDED that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent of the Company shall be required; and PROVIDED FURTHER that, if such assignment is in respect of a proportionate part of the transferor Bank's rights and obligations hereunder and under the Notes, the amount of such Bank's Commitment (together with the Commitment of any affiliate of such Bank), after taking into account such assignment, is at least an amount equal to $5,000,000. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Subsection 9(o), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any

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ALLETE, Inc.
January 11, 2006
Page 28

such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500.

          p.     FEDERAL RESERVE BANKS

          Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to one or more of the Federal Reserve Banks which comprise the Federal Reserve System. No such assignment shall release the transferor Bank from its obligations hereunder.

          q.     IDENTITY OF HOLDERS

          The Agent and the Company may, for all purposes of this Agreement, treat any Bank as the holder of any Note drawn to its order (and owner of the Loans evidenced thereby) until written notice of assignment, participation or other transfer shall have been received by them.

          r.     SPLIT-RATINGS

          In the event the Company's S&P Rating and Moody's Rating do not fall within the same Level Status, then (1) if the S&P Rating's Level Status and the Moody's Rating's Level Status are in consecutive Level Status categories, the lower Level Status shall be deemed to apply for purposes of this Agreement or
(2) if the S&P Rating's Level Status and the Moody's Rating's Level Status are not in consecutive Level Status categories, then the Level Status immediately above the lower of the S&P Rating's Level Status and the Moody's Rating's Level Status shall be deemed to apply for purposes of this Agreement. For purposes of this Agreement, Level I Status shall be deemed the highest and Level V Status shall be deemed the lowest.

          s.     CONTINUED EFFECT; NO NOVATION

          Notwithstanding anything contained herein, this Agreement is not intended to and does not serve to effect a novation of the Obligations. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness which is outstanding as of the date hereof created under the Existing Committed Facility Letter which is evidenced by the notes provided for therein.

          t.     ADDITIONAL LENDERS

          The Company may, upon the approval of the Agent, add additional lenders as Banks hereto (each a "NEW BANK"), PROVIDED that if as a result of the addition of any New Bank the aggregate amount of Commitments then in effect would exceed $200,000,000, the approval of the Required Banks shall also be required prior to adding any such New Bank. Costs incurred by the Agent in connection with adding any New Bank shall be paid by the Company, and the

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ALLETE, Inc.
January 11, 2006
Page 29

legal documentation pursuant to which any New Bank is added shall be in form and substance reasonably satisfactory to the Agent.

          u.     CUSTOMER IDENTIFICATION - USA PATRIOT ACT NOTICE.

          Each Bank (including Agent) hereby notifies the Company that pursuant to the requirements of the PATRIOT Act, and such Bank's policies and practices, such Bank is required to obtain, verify and record certain information and documentation that identifies the Company and its affiliates, which information includes the name and address of the Company or affiliate and such other information that will allow such Bank to identify the Company and its affiliates in accordance with the PATRIOT Act.

     10.  THE AGENT.

          a.     APPOINTMENT AND AUTHORIZATION

          Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          b.     AGENT'S FEE

          The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.

          c.     AGENT AND AFFILIATES

          LaSalle Bank National Association shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and LaSalle Bank National Association and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or affiliate of the Company as if it were not the Agent hereunder.

          d.     ACTION BY AGENT

          The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Event of Default, except as expressly provided in Section 7(b). The Agent's duties hereunder and under the other Loan Documents are only those expressly set forth herein and therein and nothing herein or therein shall be deemed to impose on the Agent any fiduciary obligation to any Bank or the Company.

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ALLETE, Inc.
January 11, 2006
Page 30

          e.     CONSULTATION WITH EXPERTS

          The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          f.     LIABILITY OF AGENT

          Neither the Agent nor any of its directors, officers, agents, or employees shall be liable to any Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible to any Bank for or have any duty to any Bank to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Company; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; (iv) the existence or continuance of an Event of Default; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes, the other Loan Documents or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.

          g.     INDEMNIFICATION

          Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Company) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

          h.     CREDIT DECISION

          Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

ALLETE, Inc.
January 11, 2006
Page 31

          i.     SUCCESSOR AGENT

          The Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which successor Agent shall be satisfactory to the Company. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000 and shall otherwise be subject to the consent of the Company, which consent shall not be unreasonably withheld. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.



                       BALANCE OF PAGE INTENTIONALLY BLANK
                             -SIGNATURE PAGE FOLLOW-

          Please acknowledge your agreement to the foregoing by signing and returning a copy of this Fourth Amended and Restated Committed Facility Letter.


Commitment:  $35,000,000                   LASALLE BANK NATIONAL
                                           ASSOCIATION, individually as
                                           a Bank and as Agent.

                                           By: /s/ Sean P. Drinan
                                              ----------------------------------
                                                   First Vice President
                                           Title: ------------------------------

                                                /s/ Sean P. Drinan
                                           By: ---------------------------------
                                                   First Vice President
                                           Title: ------------------------------



                                  Address: LaSalle Bank National Association
                                           Syndications Unit
                                           135 South LaSalle Street, Suite 1425
                                           Chicago, Illinois 60603
                                           Attention: Damatria Gilbert
                                           Facsimile: (312) 904-4448
                                           Telephone: (312) 904-8277

                                           With copies to:

                                           LaSalle Bank National Association
                                           135 South LaSalle Street
                                           Chicago, Illinois 60603
                                           Attention: Chip Campbell
                                           Facsimile: (312) 904-1994
                                           Telephone: (312) 904-4497

                           Fourth Amended and Restated Committed Facility Letter
                                                       Signature Pages Continued


Commitment:  $30,000,000                   U.S. BANK NATIONAL ASSOCIATION,
                                           as a Bank


                                           By: /s/ Christopher W. Rupp
                                              ----------------------------------
                                           Name: Christopher W. Rupp
                                                --------------------------------
                                           Title:   Vice President
                                                   -----------------------------

                           Fourth Amended and Restated Committed Facility Letter
                                                       Signature Pages Continued


Commitment:  $30,000,000                   WELLS FARGO BANK, NATIONAL
                                           ASSOCIATION, as a Bank


                                           By: /s/ Patrick McCue
                                              ----------------------------------
                                           Name: Patrick McCue
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------


                                           By: /s/ Jennifer Barrett
                                              ----------------------------------
                                           Name: Jennifer Barrett
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------

                           Fourth Amended and Restated Committed Facility Letter
                                                       Signature Pages Continued





Commitment:  $30,000,000                   JP MORGAN CHASE BANK, N.A.,
                                           as a Bank


                                           By: /s/ Mike DeForge
                                              ----------------------------------
                                           Name: Mike DeForge
                                                --------------------------------
                                           Title: Vice President
                                                 -------------------------------

                           Fourth Amended and Restated Committed Facility Letter
                                                       Signature Pages Continued





Commitment:  $25,000,000                   THE BANK OF TOKYO - MITSUBISHI UFJ,
                                           LTD., Chicago Branch, as a Bank



                                           By: /s/ Mr. Tsuguyuki Umene
                                              ----------------------------------
                                           Name: Mr. Tsuguyuki Umene
                                                --------------------------------
                                           Title: Deputy General Manager
                                                 -------------------------------

Agreed to this 11th day of January, 2006

ALLETE, INC., a Minnesota corporation

By: /s/ James K. Vizanko
   -------------------------------------

Name: James K. Vizanko
     -----------------------------------

Title: Sr. Vice President & CFO
      ----------------------------------

Address:  30 West Superior Street
          Duluth, Minnesota 55802
          Attention: Corporate Treasurer

Facsimile No.: (218) 723-3912